SCHEDULE II

    				    INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

      					SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-SOUTHWEST GAS CORP

          GAMCO INVESTORS, INC.
                       4/07/04            5,000-           23.8270
                       4/05/04              500            23.4900
                       4/01/04            1,800            23.5911
                       3/29/04            5,000-           23.1780
                       3/19/04            2,000-             *DO
                       3/18/04            3,800            23.4566
                       3/15/04              500            23.3900
                       3/11/04            1,000-             *DO
                       3/10/04              500-           23.4540
                       3/09/04              400-           23.3800
                       3/08/04            1,000-           23.3730
                       3/02/04              500-           23.3400
                       2/17/04              500            23.8000
           GABELLI FUNDS, LLC.
               GABELLI CAPITAL ASSET FUND
                       4/01/04            1,600            23.6094

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.